Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces First Quarter 2019 Results

SAN JOSE, California, April 29, 2019 - Harmonic Inc. (NASDAQ: HLIT) today announced its unaudited results for the first quarter of 2019.

“During the first quarter, our Cable business performed as anticipated, while increased customer interest in video SaaS caused a headwind for our Video business,” said Patrick Harshman, president and chief executive officer of Harmonic. “Operational execution was solid as gross margins, operating expenses and cash generation all exceeded our expectations. Looking ahead, we continue to anticipate a strong Cable business ramp in the second half of the year as our largest customers begin volume rollouts of CableOS. In addition, our growing pipeline of Video SaaS activity points to continued transformation to a more valuable Video business.”

Q1 Financial and Business Highlights

•	Revenue: GAAP $80.1 million, down 11.1% year over year; non-GAAP $80.1 million, down 11.2% year over year.

•	SaaS and service revenue: 34.6% of total revenue, compared to 29% in the year ago period.

•	SaaS and service gross margin: GAAP 59.6% and non-GAAP 61.3%, an increase of 690 and 500 basis points, respectively, year over year.

•	Gross margin: GAAP 52.2%, compared to 52.4% in the year ago period; non-GAAP 54.5%, compared to 55.3% in the year ago period.

•	Operating expenses: GAAP $50.3 million, compared to $56.5 million in the year ago period; non-GAAP $47.5 million, compared to $49.4 million in the year ago period.

•	Video segment operating income: $2.0 million, seventh consecutive quarter of positive segment operating income.

•	Ended Q1 with cash of $69.9 million, up $3.9 million quarter over quarter.

•	CableOS deployments continued to scale, over 670,000 served cable modems, up 24% quarter over quarter.

•	CableOS global design win momentum continued with 32 deployments and trials underway, up 10% quarter over quarter.

•	Video SaaS customer base increased from 19 to 25 customers, up 32% quarter over quarter.

•	Over 6.5 million consumers served by Video SaaS, up 70% year over year.

Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q1 2019	Q4 2018	Q1 2018	Q1 2019	Q4 2018	Q1 2018
	(in millions, except per share data)
Net revenue	$80.1	$113.7	$90.1	$80.1	$113.6	$90.2
Net income (loss)	$(11.3)	$3.3	$(13.7)	$(4.8)	$9.7	$(1.1)
Diluted EPS	$(0.13)	$0.04	$(0.16)	$(0.05)	$0.11	$(0.01)

Other Financial Information				Q1 2019	Q4 2018	Q1 2018
				(in millions)
Recurring revenue*				$27.7	$30.5	$26.1
Recurring revenue as % of total revenue				34.6%	26.8%	29.0%
Bookings for the quarter				$81.0	$92.8	$102.6
Backlog and deferred revenue as of quarter end				$187.2	$186.4	$224.4
Cash as of quarter end				$69.9	$66.0	$52.0
* Recurring revenue consists of revenue for the period from our appliance-based support and maintenance plans and revenue from usage of our cloud-based subscription plan offerings, which are generally renewed on an annual basis.
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.

Financial Guidance

GAAP Financial Guidance	Q2 2019		2019
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$80.0	$90.0	$385.0	$430.0
Video	$70.0	$75.0	$285.0	$300.0
Cable Access	$10.0	$15.0	$100.0	$130.0
Gross Margin %	50.5%	51.5%	48.2%	51.8%
Operating Expenses	$54.5	$55.5	$210.5	$220.5
Operating Income (Loss)	$(15.1)	$(8.1)	$(34.9)	$12.2
Tax Expense	$(0.7)	$(0.7)	$(2.3)	$(2.3)
EPS	$(0.21)	$(0.14)	$(0.56)	$(0.04)
Shares	88.9	88.9	89.3	89.3
Cash	$60.0	$70.0	$65.0	$85.0

Non-GAAP Financial Guidance	Q2 2019		2019
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$80.0	$90.0	$385.0	$430.0
Video	$70.0	$75.0	$285.0	$300.0
Cable Access	$10.0	$15.0	$100.0	$130.0
Gross Margin %	52.5%	53.5%	50.0%	53.5%
Operating Expenses	$51.0	$52.0	$195.0	$205.0
Operating Income (Loss)	$(10.0)	$(3.0)	$(12.5)	$34.6
Tax Rate	12%	12%	12%	12%
EPS	$(0.11)	$(0.05)	$(0.19)	$0.27
Shares	88.9	88.9	89.3	91.0
Cash	$60.0	$70.0	$65.0	$85.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Monday, April 29, 2019. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. An audio version of the webcast will be available by calling +1.574.990.1032 or +1.800.240.9147 (passcode 2177037). A replay will be available after 4:30 p.m. PT on the same web site or by calling +1.404.537.3406 or +1.855.859.2056 (passcode 2177037).

About Harmonic Inc.

Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. The Company has also revolutionized cable access networking via the industry’s first virtualized cable access solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating income (loss), GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP tax rate, non-GAAP EPS and cash. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS™ and VOS® product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2018, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The non-GAAP measures presented here are: revenue, segment revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Access inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Access segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and is unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Non-cash interest expense related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. Vesting of the warrant shares is subject to Comcast achieving certain milestones and purchase volume commitments, and therefore the accounting guidance requires that the value of the warrant be recorded as a reduction in the Company’s net revenues. Until the first quarter of fiscal 2019, changes in fair value of the warrant shares were being marked to market until final vesting, and any adjustment as such was being recorded in revenue. The change in fair value together with vested warrant shares were amortized to revenue using a ratio of revenue recognized from the customer in the period compared to total revenue expected from the customer. In the first quarter of fiscal 2019, due to the adoption of new accounting guidance (ASU No. 2018-07), the fair value of unvested warrant shares is no longer required to be marked to market. As a result, the charge to revenue for warrant shares no longer includes the change in fair value of the warrant shares.

We have excluded the effect of warrant amortization in our non-GAAP financial measures. Management believes it is useful to exclude the charge for the warrant shares in order to better understand the effects of these items on our total revenues and gross margin, as well as on Cable Access segment revenue.
Loss on impairment of long-term investments - We exclude the effect of any other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Gain (loss) on equity investments - We exclude the change in fair value and gain (loss) from sale of our equity investments in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.

Avid litigation settlement and associated legal fees - In the third quarter of fiscal 2017, we settled the patent litigation with Avid Technology, Inc. by entering into a settlement and patent portfolio cross-license agreement with Avid. Under the agreement, we agreed to pay Avid a one-time non-recurring amount of $6 million in installments. $2.5 million was paid upfront in October 2017 and $1.5 million and $2.0 million will be paid in 2019 and 2020, respectively. Also, the Avid litigation costs of approximately $1.4 million and $0.7 million in the third and fourth fiscal quarter of 2017, respectively, were significantly higher compared to prior periods. We excluded these expenses from our non-GAAP results because we do not believe they are reflective of our ongoing long-term business and operating results.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.
CONTACTS:

Sanjay Kalra	Nicole Noutsios
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.510.315.1003

Harmonic Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	March 29, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$69,916	$65,989
Accounts receivable, net	58,930	81,795
Inventories	29,325	25,638
Prepaid expenses and other current assets	22,900	23,280
Total current assets	181,071	196,702
Property and equipment, net	20,976	22,321
Operating lease right-of-use assets	21,616	—
Goodwill	239,848	240,618
Intangibles, net	10,704	12,817
Other long-term assets	39,962	38,377
Total assets	$514,177	$510,835
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$7,124	$7,175
Accounts payable	25,436	33,778
Income taxes payable	884	1,099
Deferred revenue	47,422	41,592
Accrued and other current liabilities	53,238	52,761
Total current liabilities	134,104	136,405
Convertible notes, long-term	116,413	114,808
Other debts and capital lease obligations, long-term	12,402	12,684
Income taxes payable, long-term	466	460
Other non-current liabilities	30,231	18,228
Total liabilities	293,616	282,585
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 88,784 and 87,057 shares issued and outstanding at March 29, 2019 and December 31, 2018, respectively	89	87
Additional paid-in capital	2,300,259	2,296,795
Accumulated deficit	(2,077,322)	(2,067,416)
Accumulated other comprehensive loss	(2,465)	(1,216)
Total stockholders' equity	220,561	228,250
Total liabilities and stockholders' equity	$514,177	$510,835

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended
	March 29, 2019	March 30, 2018
Revenue:
Appliance and integration	$52,365	$63,986
SaaS and service	27,741	26,141
Total net revenue	80,106	90,127
Cost of revenue:
Appliance and integration	27,054	30,576
SaaS and service	11,203	12,368
Total cost of revenue	38,257	42,944
Gross profit	41,849	47,183
Operating expenses:
Research and development	21,401	23,457
Selling, general and administrative	28,011	31,163
Amortization of intangibles	788	804
Restructuring and related charges	57	1,086
Total operating expenses	50,257	56,510
Loss from operations	(8,408)	(9,327)
Interest expense, net	(2,906)	(2,757)
Other expense, net	(311)	(532)
Loss before income taxes	(11,625)	(12,616)
Provision for (benefit from) income taxes	(319)	1,078
Net loss	$(11,306)	$(13,694)
Net loss per share:
Basic and diluted	$(0.13)	$(0.16)
Shares used in per share calculation:
Basic and diluted	88,165	83,912

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended
	March 29, 2019	March 30, 2018
Cash flows from operating activities:
Net loss	$(11,306)	$(13,694)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	2,083	2,099
Depreciation	2,846	3,456
Stock-based compensation	2,113	5,757
Amortization of discount on convertible debt	1,605	1,453
Amortization of non-cash warrant	25	111
Restructuring, asset impairment and loss on retirement of fixed assets	103	40
Deferred income taxes	(538)	—
Foreign currency adjustments	(638)	835
Provision for excess and obsolete inventories	254	458
Allowance for doubtful accounts, returns and discounts	417	1,122
Other non-cash adjustments, net	287	132
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	22,351	(5,925)
Inventories	(4,157)	424
Prepaid expenses and other assets	1,417	(6,511)
Accounts payable	(8,177)	(5,710)
Deferred revenue	4,750	10,009
Income taxes payable	(192)	253
Accrued and other liabilities	(9,027)	(933)
Net cash provided by (used in) operating activities	4,216	(6,624)
Cash flows from investing activities:
Purchases of property and equipment	(1,674)	(1,775)
Net cash used in investing activities	(1,674)	(1,775)
Cash flows from financing activities:
Proceeds from other debts and capital leases	160	—
Repayment of other debts and capital leases	(97)	(448)
Proceeds from common stock issued to employees	2,012	2,347
Payment of tax withholding obligations related to net share settlements of restricted stock units	(657)	—
Net cash provided by financing activities	1,418	1,899
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(33)	73
Net increase (decrease) in cash, cash equivalents and restricted cash	3,927	(6,427)
Cash, cash equivalents and restricted cash at beginning of period	65,989	58,757
Cash, cash equivalents and restricted cash at end of period	$69,916	$52,330

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$69,916	$52,045
Restricted cash included in prepaid expenses and other current assets	—	285
Total cash, cash equivalents and restricted cash	$69,916	$52,330

The accompanying notes are an integral part of these condensed consolidated financial statements.

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	March 29, 2019				December 31, 2018				March 30, 2018
	GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP
Geography
Americas	$34,188	$25	$34,213	43%	$63,007	$(7)	$63,000	55%	$48,856	$111	$48,967	54%
EMEA	28,078	—	28,078	35%	25,880	—	25,880	23%	23,202	—	23,202	26%
APAC	17,840	—	17,840	22%	24,768	—	24,768	22%	18,069	—	18,069	20%
Total	$80,106	$25	$80,131	100%	$113,655	$(7)	$113,648	100%	$90,127	$111	$90,238	100%

Market
Service Provider	$44,212	$25	$44,237	55%	$80,325	$(7)	$80,318	71%	$52,217	$111	$52,328	58%
Broadcast and Media	35,894	—	35,894	45%	33,330	—	33,330	29%	37,910	—	37,910	42%
Total	$80,106	$25	$80,131	100%	$113,655	$(7)	$113,648	100%	$90,127	$111	$90,238	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended March 29, 2019
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$67,176	$12,955	$80,131	$(25)	*	$80,106
Gross profit	38,602	5,093	43,695	(1,846)		41,849
Gross margin%	57.5%	39.3%	54.5%			52.2%
Operating income (loss)	1,968	(5,797)	(3,829)	(4,579)		(8,408)
Operating margin%	2.9%	(44.7)%	(4.8)%			(10.5)%
	Three months ended December 31, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$89,528	$24,120	$113,648	$7	*	$113,655
Gross profit	51,449	10,509	61,958	(1,637)		60,321
Gross margin%	57.5%	43.6%	54.5%			53.1%
Operating income	12,678	—	12,678	(5,353)		7,325
Operating margin%	14.2%	—%	11.2%			6.4%
	Three months ended March 30, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$71,748	$18,490	$90,238	$(111)	*	$90,127
Gross profit	41,226	8,640	49,866	(2,683)		47,183
Gross margin%	57.5%	46.7%	55.3%			52.4%
Operating income (loss)	1,995	(1,513)	482	(9,809)		(9,327)
Operating margin%	2.8%	(8.2)%	0.5%			(10.3)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.
* These non-GAAP adjustments are primarily for warrant amortization for the respective periods and relate to our Cable Access segment. After applying these adjustments to the non-GAAP revenue for the Cable Access segment, our GAAP revenue for the Cable Access segment for the three months ended March 29, 2019 was $12,930; the GAAP revenue for the three months ended March 30, 2018 was $18,379; and the GAAP revenue for the three months ended December 31, 2018 was $24,127.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(In thousands, except percentages and per share data)

	Three months ended March 29, 2019
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$80,106	$41,849	$50,257	$(8,408)	$(3,217)	$(11,306)
Accounting impact related to warrant amortization	25	25	—	25	—	25
Stock-based compensation	—	225	(1,888)	2,113	—	2,113
Amortization of intangibles	—	1,295	(788)	2,083	—	2,083
Restructuring and related charges	—	301	(57)	358	—	358
Non-cash interest expenses related to convertible notes	—	—	—	—	1,606	1,606
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	334
Total adjustments	25	1,846	(2,733)	4,579	1,606	6,519
Non-GAAP	$80,131	$43,695	$47,524	$(3,829)	$(1,611)	$(4,787)
As a % of revenue (GAAP)		52.2%	62.7%	(10.5)%	(4.0)%	(14.1)%
As a % of revenue (Non-GAAP)		54.5%	59.3%	(4.8)%	(2.0)%	(6.0)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.13)
Diluted net loss per share-Non-GAAP						$(0.05)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						88,165

	Three months ended December 31, 2018
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$113,655	$60,321	$52,996	$7,325	$(2,747)	$3,330
Accounting impact related to warrant amortization	(7)	(7)	—	(7)	—	(7)
Stock-based compensation	—	376	(2,711)	3,087	—	3,087
Amortization of intangibles	—	1,295	(791)	2,086	—	2,086
Restructuring and related charges	—	(27)	(214)	187	—	187
Non-cash interest expenses related to convertible notes	—	—	—	—	1,577	1,577
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(593)
Total adjustments	(7)	1,637	(3,716)	5,353	1,577	6,337
Non-GAAP	$113,648	$61,958	$49,280	$12,678	$(1,170)	$9,667
As a % of revenue (GAAP)		53.1%	46.6%	6.4%	(2.4)%	2.9%
As a % of revenue (Non-GAAP)		54.5%	43.4%	11.2%	(1.0)%	8.5%

Diluted net income per share:
Diluted net income per share-GAAP						$0.04
Diluted net income per share-Non-GAAP						$0.11
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						89,028

	Three months ended March 30, 2018
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$90,127	$47,183	$56,510	$(9,327)	$(3,289)	$(13,694)
Accounting impact related to warrant amortization	111	111	—	111	—	111
Stock-based compensation	—	515	(5,242)	5,757	—	5,757
Amortization of intangibles	—	1,295	(804)	2,099	—	2,099
Restructuring and related charges	—	762	(1,086)	1,848	—	1,848
Avid litigation settlement and associated legal fees	—	—	6	(6)	—	(6)
Non-cash interest expenses related to convertible notes	—	—	—	—	1,454	1,454
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,294
Total adjustments	$111	$2,683	$(7,126)	$9,809	$1,454	$12,557
Non-GAAP	$90,238	$49,866	$49,384	$482	$(1,835)	$(1,137)
As a % of revenue (GAAP)		52.4%	62.7%	(10.3)%	(3.6)%	(15.2)%
As a % of revenue (Non-GAAP)		55.3%	54.7%	0.5%	(2.0)%	(1.3)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.16)
Diluted net loss per share-Non-GAAP						$(0.01)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						83,912

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Financial Guidance
(In millions, except percentages and per share data)

	Q2 2019 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$80.0 to $90.0	$40.4 to $46.4	$54.5 to $55.5	$(15.1) to $(8.1)	$(3.3)	$(19.1) to $(12.1)
Stock-based compensation	—	0.3	(2.7)	3.0	—	3.0
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Non-cash interest expense related to convertible notes	—	—	—	—	1.7	1.7
Tax effect of non-GAAP adjustments	—	—	—	—	—	$1.3 to $2.1
Total adjustments	—	1.6	(3.5)	5.1	1.7	$8.1 to $8.9
Non-GAAP	$80.0 to $90.0	$42.0 to $48.0	$51.0 to $52.0	$(10.0) to $(3.0)	$(1.6)	$(10.2) to $(4.0)
As a % of revenue (GAAP)		50.5% to 51.5%	60.6% to 69.4%	(18.9)% to (9.0)%	(4.0)%	(23.9)% to (13.5)%
As a % of revenue (Non-GAAP)		52.5% to 53.5%	56.7% to 65.0%	(12.5)% to (3.4)%	(2.0)%	(12.8)% to (4.5)%
Diluted net loss per share:
Diluted net loss per share-GAAP					$(0.21) to $(0.14)
Diluted net loss per share-Non-GAAP					$(0.11) to $(0.05)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP					88.9

	2019 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$385.0 to $430.0	$185.6 to $222.7	$210.5 to $220.5	$(34.9) to $12.2	$(13.1)	$(50.3) to $(3.2)
Stock-based compensation	—	1.4	(12.3)	13.7	—	13.7
Amortization of intangibles	—	5.2	(3.1)	8.3	—	8.3
Restructuring and related charges	—	0.3	(0.1)	0.4	—	0.4
Non-cash interest expense related to convertible notes	—	—	—	—	6.7	6.7
Tax effect of non-GAAP adjustments	—	—	—	—	—	$(1.1) to $4.6
Total adjustments	—	6.9	(15.5)	22.4	6.7	$28.0 to $33.7
Non-GAAP	$385.0 to $430.0	$192.5 to $229.6	$195.0 to $205.0	$(12.5) to $34.6	$(6.4)	$(16.6) to $24.8
As a % of revenue (GAAP)		48.2% to 51.8%	48.9% to 57.3%	(9.1)% to 2.8%	(3.0)%	(13.1)% to (0.7)%
As a % of revenue (Non-GAAP)		50.0% to 53.5%	45.3% to 53.2%	(3.2)% to 8.0%	(1.5)%	(4.3)% to 5.8%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP					$(0.56) to $(0.04)
Diluted net income (loss) per share-Non-GAAP					$(0.19) to $0.27
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP					89.3
Shares used to compute diluted net income per share:
Non-GAAP					91.0